Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and Chief Financial Officer	Executive Director, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

PIPER JAFFRAY HEALTH CARE CONFERENCE

RALEIGH, NC, November 21, 2007 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at the 19th Annual Piper Jaffray Health Care Conference in New York, NY on Wednesday, November 28, 2007 at 1:30 p.m.

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets COLAZAL® (balsalazide disodium) Capsules 750 mg, XIFAXAN® (rifaximin) tablets 200 mg , OSMOPREP™ (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, PEPCID® (famotidine) for Oral Suspension, Oral Suspension

DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg , ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Current development projects include balsalazide tablet, metoclopramide-Zydis®, encapsulated mesalamine granules, vapreotide acetate, and rifaximin for additional indications.

For full prescribing information on Salix products, please visit www.salix.com or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Market under the ticker symbol “SLXP.”

For more information please visit our web site at www.salix.com . Information on our web site is not incorporated in our SEC filings.